Southern Star Central Corp.

Southern Star Central Gas PIpeline, Inc.

4700 Highway 56

Owensboro, KY 42301

May 10, 2010

Richard J. Reischman

P.O. Box 467

Tonganoxie, KS 66086

Dear Rick:

This letter is being presented for your consideration as respects the current Employment Agreement “Agreement” between Southern Star Central Gas Pipeline, Inc. (SSCGP), a wholly-owned subsidiary of Southern Star Central Corp. (Company) and you, Richard J. Reischman, named “Executive” dated August 11, 2005, as amended January 1, 2009.

Pursuant to paragraph 4(a) of the original Agreement, dated August 11, 2005, language provides for its expiration concurrent with the fifth anniversary from that date, or August 11, 2010. SSCGP and Company desire to extend said Agreement until December 31, 2010.  The Agreement will expire at midnight December 31, 2010 without prior notice being required of either SSCGP and Company, or Executive.

SSCGP and Company will be in the process of reviewing potential employment terms of all SSCGP Officers beyond that date.

If the above terms are acceptable to you, please execute in the space provided below and return to Rob Carlton, Vice President, Human Resources by close of business May 13, 2010.  Otherwise, the existing Agreement terminates on August 11, 2010.

SOUTHERN STAR CENTRAL CORP.

/s/ Beverly H. Griffith

Beverly H. Griffith

SOUTHERN STAR CENTRAL GAS PIPELINE, INC

/s/ Robert W. Carlton

Robert W. Carlton

ACCEPTED AND AGREED TO:

/s/ Richard J. Reischman

Richard J. Reischman

Date:  5/12/2010

Endnotes

Exhibit 10.36